The security represented by this certificate (the “Warrant”) has not been registered under the Securities Act of 1933, as amended or any state securities laws and may not be offered or sold except in a transaction registered under such act and any applicable state securities laws, or pursuant to an exemption from such registration requirements. Any transfer of this Warrant must also comply with the terms of this Warrant.

STOCK PURCHASE WARRANT

Date of Issuance: December 21, 2007 Certificate No. 1

For value received, SENTRA CONSULTING CORP., a Nevada corporation (the “Company”), hereby grants to ABN AMRO BANK N.V. or any of its permitted transferees as provided in Section 2 (each a “Registered Holder”) the right to purchase from the Company 800,000 shares of the Company’s Common Stock, at a price per share equal to $0.01 (such price as adjusted and readjusted from time to time in accordance with Section 3, the “Exercise Price”). The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. Certain capitalized terms used herein are defined in Section 4.

This Warrant is subject to the following provisions:

Section 1.  Exercise of Warrant.

(a)  Exercise Period. A Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the period commencing on June 29, 2010 and ending on June 30, 2017; provided, however, that this Warrant may be exercisable by a Registered Holder prior to June 29, 2010 with the written consent of the Company. If the Warrant remains unexercised, in whole or in part, on June 30, 2017, the Warrant or such unexercised part thereof shall terminate.

(b)  Exercise Procedure.

(i)  This Warrant shall be exercised, to the extent of the number of shares of Common Stock described in clause (D) below, when the Company has received all of the following items (the “Exercise Time”):

(A)  the original executed copy of this Warrant;

(B)  a completed Exercise Agreement, in the form of Exhibit A, which shall be dated the actual date of execution thereof;

(C)  if the Registered Holder is not ABN AMRO Bank N.V., an Assignment in the form of Exhibit B, evidencing the assignment(s) of this Warrant; and

(D) subject to clause (ii) below, a cashier’s check payable to the Company or a wire transfer of immediately available funds to an account specified by the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

(ii)  Notwithstanding Section 1(b)(i)(D) above, at the election of the Registered Holder, which election shall be set forth in the Exercise Agreement, the number of shares of Common Stock being purchased upon exercise of the Warrant shall be equal to the quotient obtained by dividing (a) the product of (x) the Market Price at such Exercise Time less the Exercise Price, multiplied by (y) the number of shares of Common Stock as to which the Registered Holder elects to be issued under this clause (ii) (which election shall reduce the number of shares of Common Stock available for any subsequent exercise), by (b) the Market Price at such Exercise Time. The number of shares issued pursuant to this clause (ii) shall be excluded from the calculation of the amount paid pursuant to Section 1(b)(i)(D) above.

(iii)  Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder as soon as reasonably practicable, and in any event within five business days after the Company’s transfer agent delivers the certificates to the Company.

(iv)  The Common Stock issuable upon exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be the record holder of such Common Stock at the Exercise Time.

(v)  If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates for Common Stock, unless this Warrant has then expired, issue and deliver to the Registered Holder a new Warrant evidencing the rights of the Registered Holder to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

(vi)  The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder for costs incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock, except the Registered Holder shall pay any issuance taxes in respect thereof.

(vii)  The Company shall not close its books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant.

(viii)     The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as are then issuable upon exercise of this Warrant. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, and upon payment of the Exercise Price therefor, shall be fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of

Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock are listed (except for official notice of issuance, which shall be immediately delivered by the Company upon each such issuance).

(ix)  Upon any exercise of this Warrant, the Company will require customary representations from the Registered Holder prior to the issuance of the Common Stock to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Securities Act or any state securities laws.

(c)  Fractional Shares. Except as set forth in the proviso to the following sentence, the Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of: (i) the fractional amount of such shares, times (ii) the Market Price, as determined on the trading day immediately prior to the date of exercise of such warrant; provided that, if such payment would exceed $100.00, the Company shall issue fractional shares upon exercise of the Warrant.

(d)  Legends.

(i)    Until the shares of Common Stock issued upon exercise of the Warrant have been Registered under the Securities Act and registered and qualified under the securities laws of any applicable state(s), the Company shall cause each certificate evidencing any such shares of Common Stock issued upon exercise of Warrants which have not been Registered to bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

(ii)    Upon Registration under the Securities Act, and registration and qualification under the securities laws of any applicable state(s), of any shares of Common Stock issued upon exercise of Warrants, the Company will promptly exchange the certificates representing such shares for like certificates without the legend described in clause (i) above.

Section 2.    Restrictions on Transfer. The Registered Holder shall not sell, transfer, assign, pledge or otherwise dispose of (“Transfer”) any interest in this Warrant unless all of the following conditions are satisfied:

(a)    such Registered Holder and the transferee shall deliver to the Company written notice of the Transfer five business days prior to the effectiveness of the Transfer and shall execute an Assignment substantially in the form set forth in Exhibit B, a copy of which shall be delivered to the Company within 30 days after the date of execution of such Assignment;

(b)    such Transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws; and

(c)    the Company shall have received from counsel reasonably satisfactory to the Company a legal opinion to the effect that such Transfer complies with the Securities Act and any applicable state securities laws.

Section 3.    Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

(a)    Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately decreased.

(b)    Dividends and Stock Repurchases. If the Company shall declare, pay or distribute dividends upon the Common Stock (excluding a dividend referred to in Section 3(a)) in any calendar year which, in the aggregate, exceed 5% of the Market Price of the Common Stock on the date of declaration, then the Exercise Price shall be decreased by multiplying the Exercise Price immediately prior to such decrease by a fraction, (A) the denominator of which equals the product of (1) the Exercise Price immediately prior to such decrease multiplied by (2) the number of shares of Common Stock outstanding at such time and (B) the numerator of which equals the denominator as determined pursuant to clause (A) above minus the amount by which all such dividends for such calendar year, in the aggregate, exceed 5% of the Market Price of the Common Stock on such date of declaration. Any such decrease shall take effect on the record date for the dividend. If the Company shall repurchase shares of Common Stock for a per share consideration which exceeds the Market Price in effect immediately prior to the first such repurchase, then the Exercise Price shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchase, the Company had (i) paid a dividend having a fair market value equal to the fair market value of all property and cash paid for such repurchased shares and (ii) effected a reverse split of the Common Stock in the proportion necessary to reduce the number of shares of Common Stock outstanding from (A) the number of shares outstanding immediately prior to the first such repurchase to (B) the number of shares outstanding immediately following all such repurchases.

(c)  Minimum Adjustment. In the event that any adjustment made pursuant to this Section 3 would result in an adjustment to the Exercise Price of less than $0.01 per share of Common Stock, no such adjustment shall be made and such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to an adjustment in the Exercise Price of $0.01 or more per share of Common Stock; provided that, upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any securities of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification, by subdivision, combination or otherwise, of the outstanding shares of Common Stock into a greater or smaller number of shares, the $0.01 per share number (or such number as last adjusted) shall be proportionately adjusted.

(d)  Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the Registered Holders shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore issuable upon exercise of each Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon exercise of each Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to the Registered Holders’ rights and interests to insure that the provisions of this Section 3 shall thereafter be applicable to each Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to the Registered Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Registered Holders may be entitled to acquire. The Company may, at its option, satisfy its obligation under this Section 3(d) by treating the Organic Change as an exercise in full of the Warrant by the Registered Holders pursuant to Section l(b)(ii) immediately prior to the Organic Change. In such case, the shares of Common Stock or other securities issued to a Registered Holder shall not be transferable by such Registered Holder, without the written consent of the Company, until the third anniversary of the original issuance date of the Warrant.

(e)    Notices.

(i)    Promptly upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)    The Company shall give written notice to the Registered Holders at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)    The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place, if notice was not previously provided pursuant to Section 3(e)(ii).

Section 4.    Definitions. The following terms shall have the meanings set forth herein for the purposes of this Warrant:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means, collectively, the common stock of the Company.

“Designated Shareholders” shall mean David Neuberg and Howard Slochowsky.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Market Price” means as to any security the closing sales price if such security is listed on a national securities exchange, or if not, is reported on the NASDAQ National Market System, or if there have been no sales on any such exchange or the NASDAQ National Market System on any day, the average of the highest bid and lowest asked prices at the end of such day, or if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the 20 consecutive business days prior to the day as of which the “Market Price” is being determined; provided that, if such security is listed on any national securities exchange, the term “business days” as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any national securities exchange or the NASDAQ National Market System or quoted in the NASDAQ System or the domestic over-the-counter market, the “Market Price” shall be the fair value thereof (based upon the pro rata ownership interest of the security without any discount thereto as a minority ownership interest) determined in good faith by the Company’s Board of Directors (or if the Company at any time shall not have a Board of Directors, then such determination shall be made at such time in good faith jointly by the

Company’s chief executive officer, chief operating officer and chief financial officer), which determination may be based upon the most recent bona fide private offering of the same class of security by the Company to third parties within the six-month period prior to such determination.

The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Registered Holders of Registrable Shares and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registrable Shares” shall mean the Underlying Shares, except that as to any particular Underlying Shares, once issued such securities shall cease to be Registrable Shares when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (b) the Company shall have taken such action in order to permit such securities to be sold in accordance with Rule 144 (or any successor provision) under the Securities Act.

“Registration Expenses” shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Sections 7 and 8 hereof, including, without limitation, the following: (a) all registration, filing and listing fees; (b) fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of the Company’s counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Registered Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and “cold comfort” letters required by the managing underwriter); (f) Securities Act liability insurance if the Company so desires; (g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class or series are then listed; and (i) fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement.

“Rule 144” shall mean Rule 144 promulgated by the Commission under the Securities Act.

“Sale” shall mean any offer for sale, sale, assignment, contract of sale, disposition of an interest in or transfer, grant of a participation in, pledge, exchange of shares or any other transfer or disposal (including, without limitation, by way of an Organic Change, other than an Organic Change in which all Stockholders are treated ratably) of, any shares of Common Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

“Stockholders” means the holders of the shares of Common Stock.

“Underlying Shares” means (i) the shares of Common Stock issued or issuable upon exercise of this Warrant and (ii) any securities issued or issuable with respect to such shares by way of any stock split, stock dividend, recapitalization or otherwise.

“Warrants” means all warrants representing portions of the purchase rights represented by this Warrant held by any Registered Holder. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” of all Warrants regardless of the number of times new certificates representing the unexpired and unexercised purchase rights formerly represented by this Warrant shall be issued.

Section 5.    Company Representations and Warranties. The Company represents and warrants to each Registered Holder as follows:

(a)  Due Organization. The Company has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Nevada, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted or as proposed by it to be conducted on the date hereof, except where failure to so qualify would not have a material adverse effect on the financial position or results of operations of the Company or any adverse effect on the ability of the Company to carry out its obligations under this Warrant.

(b)  Due Authorization. The Company has full power and authority to issue this Warrant. The execution, delivery and issuance by the Company of this Warrant have been duly and validly approved by all necessary limited liability company action and no other actions or proceedings on the part of the Company are necessary to authorize this Warrant. This Warrant constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity), or (iii) with respect to any rights to indemnity or contribution hereunder, by applicable securities laws and public policy considerations.

(c)      Capitalization. As of the date hereof, 33,175,000 shares of Common Stock are currently issued and outstanding. Except as contemplated by this Warrant, there are no securities convertible or exchangeable for shares of Common Stock or any rights or options to subscribe for or purchase any shares of Common Stock or securities convertible or exchangeable for shares of Common Stock other than the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and 96,000 warrants. There are no other outstanding equity shares or membership interests in the Company, or any rights or options to subscribe for or purchase any such equity shares, or any securities convertible or exchangeable for any such equity shares.

(d)  Issuance of Shares. The Common Stock issuable hereunder, when issued in accordance with the provisions of this Warrant, will be duly and validly authorized and issued and will be fully paid and non-assessable. All of the Common Stock to be issued hereunder will be issued in compliance with all applicable federal and state securities laws.

Section 6.    No Voting Rights; Limitations of Liability. This Warrant shall not entitle any Registered Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by a Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holders shall give rise to any liability of a Registered Holder for the Exercise Price of Common Stock issuable upon exercise of this Warrant or as a stockholder or other security holder of the Company.

Section 7.    Piggyback Registrations; Tag-Along Rights.

(a)  Subject to applicable stock exchange rules and securities regulations, the Company proposes to register any of its common equity securities or any securities convertible into its common equity securities under the Securities Act (other than pursuant to (i) a registration on Form S-4 or any successor form, or (ii) an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Shares, the Company will give prompt written notice to all holders of Registrable Shares of its intention to effect such a registration (each a “Piggyback Notice”) and, subject to Section 7(c) below, the Company will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the date of sending the Piggyback Notice (a “Piggyback Registration”), unless, if the Piggyback Registration is not an underwritten offering, the Company in its reasonable judgement determines that, or in the case of an underwritten Piggyback Registration, the managing underwriters advise the Company in writing that in their opinion, the inclusion of Registrable Shares would materially adversely interfere with such offering, materially adversely affect the Company’s securities in the public markets, or otherwise materially adversely affect the Company. Nothing herein shall affect the right of the Company to withdraw any such registration in its sole discretion.

(b)    If a Piggyback Registration is a primary registration on behalf of the Company and, if the Piggyback Registration is not an underwritten offering, the Company in its reasonable judgment determines that, or in the case of an underwritten Piggyback Registration, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in

(b)  such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Shares requested to be included in such Registration and any other securities requested to be included in such registration, pro rata among the holders of Registrable Shares requesting such registration and the holders of such other securities on the basis of the number of shares of Common Stock requested for inclusion in such registration by each such holder.

(c)  If a Piggyback Registration is a secondary registration on behalf of holders of the Company’s securities other than the holders of Registrable Shares, and, if the Piggyback Registration is not an underwritten offering, the Company in its reasonable judgment determines that, or in the case of an underwritten Piggyback Registration, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of securities requesting such registration on the basis of the number of shares of Common Stock requested for inclusion in such registration by each such holder.

(d)  In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering. If requested by the underwriters for any underwritten offerings by Registered Holders, under a registration requested pursuant to Section 7(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms which are customarily contained in agreements of this type. The Registered Holders shall be a party to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Registered Holders. The Registered Holders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than customary representations, warranties or agreements regarding the Registered Holders and the Registered Holders’ intended method of distribution and any other representations or warranties required by law.

(e)    If any or all of the Designated Shareholders propose to effect a Sale to any person (the “Purchaser”), or agree to participate with other shareholders in any Sale, of all or less than all of the Common Stock held by the Designated Shareholders (the “Tag-Along Purchase Offer”), the Designated Shareholders shall offer each and every one of the Registered Holders and the holders of Common Stock originally issued upon the exercise of Warrants the opportunity to sell to the Purchaser the Tag-Along Portion of their Common Stock for the same consideration per share and otherwise on the same terms and conditions (except to the extent set forth in Section 7(d)) upon which the Designated Shareholders sell their Common Stock; provided that the Registered Holders or holders of Common Stock originally issued upon the exercise of Warrants shall not be required to exercise Warrants or sell shares of Common Stock, except simultaneously with the consummation of the Sale and only to the extent that such shares are to be included in the Sale. The Tag-Along Portion shall be the greater of (A) 1000 shares of Common Stock or (B) that number of shares of Common Stock issuable to or held by such

(e)  Registered Holder or holder which is equal to (x) the total number of shares of Common Stock issuable upon the exercise of Warrants held of record by such Registered Holder or held of record by a holder of Common Stock originally issued upon the exercise of Warrants as of the date that the Tag-Along Notice is provided in accordance with Section 7(f) below multiplied by (y) a fraction the numerator of which is the total number of shares of Common Stock that the Designated Shareholders propose to sell as set forth in such Tag-Along Notice and the denominator of which is the total number of shares of Common Stock held directly or indirectly by the Designated Shareholders as of such date (the “Tag-Along Portion”).

(f)    The Designated Shareholders shall cause the Tag-Along Purchase Offer described in Section 7(e) above to be reduced to writing and shall provide a written notice (the “Tag-Along Notice”) of the Tag-Along Purchase Offer to the Registered Holders and to the holders of Common Stock originally issued upon the exercise of Warrants. The Tag-Along Notice shall contain written notice of the Designated Shareholders’ offer to the Registered Holders and to the holders of Common Stock originally issued upon the exercise of Warrants to sell all or the Tag-Along Portion of their shares of Common Stock, as the case may be, setting forth the consideration per share to be paid by the Purchaser and the other terms and conditions of the Tag-Along Purchase Offer. No later than 20 days (or such longer period, if applicable, as would terminate coincidentally with the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) after receipt of the Tag-Along Notice or in a subsequent notice from the Designated Shareholders if the Designated Shareholders offer the Registered Holders or the holders of Common Stock originally issued upon the exercise of Warrants the opportunity to sell all or the Tag-Along Portion of their Warrants and shares of Common Stock, each of the Registered Holders or holders who elects to participate in such Sale shall deliver to the Designated Shareholders Warrants or certificates representing all the shares of Common Stock to be sold by such Registered Holders or holders, duly endorsed in blank for exercise or transfer, together with all other documents required to be executed in connection with such Tag-Along Purchase Offer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Warrants or shares of Common Stock pursuant to this Section 7(f) simultaneously with the consummation of such Tag-Along Purchase Offer against delivery to such Registered Holder or holder of the consideration therefor. In the event that a Registered Holder or a holder of shares of Common Stock originally issued upon the exercise of Warrants receives a Tag-Along Notice pursuant to this Section 7(f), such Registered Holder and such holder agree to use their respective best efforts, in good faith and in a timely manner, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations (including, without limitation, to ensure that all appropriate legal and other requirements are met and all consents of third Persons are obtained), to consummate the proposed transactions contemplated by this Section 7(f). In the event that the Designated Shareholders shall reach a binding agreement to effect a Tag-Along Purchase Offer pursuant to which the Company shall be merged with or into, or sell substantially all of its assets to, another person, each Registered Holder and each holder of shares of Common Stock originally issued upon the exercise of Warrants agrees that, in addition to any of the requirements of the immediately preceding sentence, such Registered Holder and such holder shall vote all of its shares of Common Stock issued upon the exercise of Warrants, in favor of the transaction; provided, that the Registered Holder shall not be required to exercise the Warrant.

(g)    If, for any reason, the Designated Shareholders determine they cannot complete the Sale, the Designated Shareholders shall return to each Registered Holder and each holder of shares of Common Stock all certificates representing Warrants or Common Stock that such Registered Holder or holder delivered for Sale pursuant hereto together with all other documents delivered pursuant hereto by such Registered Holders or holders, and all the restrictions on Sale or other disposition contained in this Warrant with respect to Common Stock shall again be in effect.

(h)    At the closing of the Sale pursuant to Sections 7(e) and (f), the consideration with respect to the shares of Common Stock of any Registered Holder or holder of shares of Common Stock sold pursuant hereto shall be paid directly to each Registered Holder or holder pursuant to written instructions of such Registered Holder or holder. The Designated Shareholders shall furnish such other evidence of the completion and time of completion of such Sale and the terms thereof as shall be reasonably requested by such Registered Holders or holders.

(i)    If any or all of the Designated Shareholders propose to effect a Triggering Purchase of shares of Common Stock from any other shareholder or shareholders of the Company, then the provisions of Section 7(e), (f), (g) and (h) shall apply to such Triggering Purchase as if (x) such Triggering Purchase is deemed to be a “Sale”, (y) the Designated Shareholders are deemed to be the “Purchaser”, and (z) the “Tag-Along Portion” shall mean that number of shares of Common Stock issuable to or held by a Registered Holder or holder which is equal to (x) the total number of shares of Common Stock issuable upon the exercise of Warrants held of record by such Registered Holder or held of record by a holder of Common Stock originally issued upon the exercise of Warrants as of the date that the Tag-Along Notice is provided in accordance with Section 7(f) multiplied by (y) a fraction the numerator of which is the total number of shares of Common Stock that the Designated Shareholders propose to purchase from the selling shareholders as set forth in such Tag-Along Notice and the denominator of which is the total number of shares of Common Stock held directly or indirectly by all shareholders of the Company (other than the Designated Shareholders and the holders of Common Stock originally issued upon exercise of Warrants) as of such date. For purposes hereof, a “Triggering Purchase” shall be the purchase by any or all of the Designated Shareholders of not less than 100,000 shares of Common Stock held by any other shareholder or group of shareholders of the Company in one transaction or a series of transactions within a six-month period.

(j)    The provisions of Section 7(e), (f), (g), (h) and (i) shall cease to apply once the Company becomes a public reporting company under the Exchange Act; provided, however, that upon the occurrence of any Sale or any Triggering Purchase occurring after the Company becomes a public reporting company under the Exchange Act, the Registered Holders and holders of Common Stock originally issued upon the exercise of Warrants shall be entitled to sell to any shareholder of the Company or any third party, on terms and conditions as may be negotiated by such Registered Holders or holders, the Tag-Along Portion of their Common Stock during the sixty-day period following the occurrence of such Sale or such Triggering Purchase.

Section 8.    Registration Procedures.

(a)    The Company shall promptly notify the Registered Holders of the occurrence of the following events:

(i)  when any registration statement relating to the Registrable Shares or post-effective amendment thereto filed with the Commission has become effective;

(ii)  the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Shares;

(iii)  the Company’s receipt of any notification of the suspension of the qualification of any Registrable Shares covered by a registration statement for sale in any jurisdiction; and

(iv)  the existence of any event, fact or circumstance that results in a registration statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company agrees to use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as promptly as possible. Each Registered Holder agrees by acquisition of the Registrable Shares that upon receipt of any notice from the Company of the occurrence of any event of the type described in Section 8(a)(ii), (iii) or (iv) to immediately discontinue its disposition of Registrable Shares pursuant to any registration statement relating to such securities until the Registered Holder’s receipt of written notice from the Company that such disposition may be made.

(b)  The Company shall provide to the Registered Holders, at no cost to the Registered Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto. The Company consents to the use of each such prospectus and any supplement thereto by the Registered Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of each prospectus and any post-effective amendment or supplement thereto with the securities exchange or market on which the Common Stock is then listed so as to enable the Registered Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

(c)  The Company agrees to use its commercially reasonable efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Registered Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

(d)    If any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the

Registrable Shares shall exist, promptly upon becoming aware thereof the Company agrees to notify the Registered Holders and prepare and furnish to the Registered Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)  The Company agrees to use its commercially reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class or series are then listed.

(f)  The Company agrees to use its commercially reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

(g)  The Company agrees to cooperate with the selling Registered Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Registered Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

Section 9.    Expenses of Registration. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 7 and 8 hereof. All Selling Expenses incurred in connection with the sale of Registrable Shares by any of the Registered Holders shall be borne by the Registered Holder selling such Registrable Shares. Each Registered Holder shall pay the expenses of its own counsel.

Section 10.    Indemnification.

(a)    The Company will indemnify each Registered Holder, each Registered Holder’s officers and directors, and each person controlling such Registered Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Registered Holder for inclusion therein.

(b)    Each Registered Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement, each underwriter, if any, of the Company’s securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Registered Holder for inclusion therein.

(c)    Each party entitled to indemnification under this Section 10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 10 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)    In no event shall any Registered Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 10 in excess of the net proceeds to such Registered Holder of any Registrable Shares sold by such Registered Holder.

Section 11.    Information to be Furnished by Registered Holders. Each Registered Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 8 hereof. If any Registered Holder fails to provide the Company with such information within 15 days of receipt of the Company’s request, the Company’s obligations under Section 8 hereof, as applicable, with respect to such Registered Holder or the Registrable Shares owned by such Registered Holder shall be suspended until such Registered Holder provides such information.

Section 12.    Rule 144 Sales.

(a)  If the Company becomes subject to reporting requirements under the Exchange Act, the Company covenants that it will file the reports required to be filed by the Company under the Exchange Act so as to enable any Registered Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

(b)  In connection with any sale, transfer or other disposition by any Registered Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Registered Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Registered Holder may reasonably request at least two business days prior to any sale of Registrable Shares.

Section 13.    Additional Company Covenants.

(a)  The Company covenants and agrees that, if at any time while this Warrant is still outstanding the Company is no longer subject to reporting requirements under the Exchange Act, without the prior written consent of the Registered Holders representing a majority of the shares of Common Stock issuable upon exercise of the Warrants then outstanding, the Company will not initiate or participate in any recapitalization, reorganization, reclassification, consolidation, or merger, or a sale of all or any material portion of the Company’s assets (other than sales of assets in the ordinary course of business), or any other transaction that is similar to the foregoing.

(b)  The Company covenants and agrees that, if at any time while the Company is no longer subject to reporting requirements under the Exchange Act and this Warrant is outstanding, it will provide each Registered Holder and each holder of Common Stock issued upon exercise of Warrants, at the times and on the terms set forth below, with the following reports, documents, notices and other information:

(i)  as soon as available, and in any event within thirty (30) days following the end of each fiscal quarter, quarterly financial statements for the Company, including, without limitation, balance sheets, income statements and cash flow results; and

(ii)  at such times and such frequency as any Registered Holder or any holder of Common Stock issued upon exercise of Warrants (or any of their respective designees) deems appropriate, and on reasonable advanced notice, access to the Company’s books and records for purposes of examination and inspection.

Section 14.    Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 15.    Notices. Except as otherwise expressly provided herein, any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent before 5:00 p.m. local time on a business day at the location of delivery (otherwise, it shall be deemed received on the next following business day) by telex, facsimile or other wire transmission, in each case, with electronic confirmation of receipt, or (c) three business days (seven business days for overseas mail) after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed (i) to the Company, at its principal executive offices, and (ii) to any Registered Holder, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 16.    Amendment. Except as otherwise provided herein, this Warrant may be amended, modified or supplemented, but only in a writing executed on behalf of the Company and Registered Holders representing a majority of the shares of Common Stock issuable upon exercise of the Warrants then outstanding. This Warrant amends, restates and replaces in its entirety the Warrant issued by Karat Platinum LLC to the Registered Holder.

Section 17.    Waiver. Except as otherwise provided herein, no waiver of any condition to be satisfied by the Company or of any breach of any term, covenant, representation or warranty of the Company contained in this Warrant shall be effective unless the Company has obtained the written consent of the Registered Holders representing a majority of the shares of Common Stock issuable upon exercise of the Warrants then outstanding.

Section 18.    Interpretation. The headings preceding the text of Sections and paragraphs included in this Warrant and the headings to Exhibits attached to this Warrant are for convenience only and shall not be deemed part of this Warrant or be given any effect in interpreting this Warrant. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Warrant. The use of the terms “including” or “include” shall in all cases mean “including, without limitation” or include, without limitation,” respectively. Underscored references to Sections or Exhibits shall refer to those portions of this Warrant.

Section 19.    Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

Section 20.    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 21.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

SENTRA CONSULTING CORP.

By:  /s/ David Neuberg

Name:  David Neuberg
Title:  CEO

Attest:

/s/ Philip Septimus

Secretary
Philip Septimus

ACCEPTED AND AGREED:

ABN AMRO BANK N.V.

By:  /s/ Norman Chester

Name:  Norman Chester
Title:  Vice President

By:  /s/ Neil J. Bivona

Name:  Neil J. Bivona
Title:  Senior Vice President

Exhibit A

EXERCISE AGREEMENT

To: _________________________	Dated: _________________________

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. 1), hereby subscribes for the purchase of __________ shares of the Common Stock covered by such Warrant and [makes payment herewith in full therefor at the price per share provided by such Warrant] [makes election to exercise the procedure set forth in Section 1(b)(ii)].

By executing this Exercise Agreement, the undersigned (i) acknowledges that it has read, and agrees to be bound by, Section 2 of such Warrant and (ii) represents and warrants that (A) it is acquiring such shares of Common Stock for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), (B) it understands that such shares of Common Stock have not been registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom, (C) it has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in such shares of Common Stock and has the ability to bear the economic risk of acquiring such shares of Common Stock, (D) it has been supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including, but not limited to, all information as it has requested, to answer all of its inquiries about the Company, and to enable it to make its decision to acquire such shares of Common Stock, (E) it agrees that it will not transfer all or any portion of such shares of Common Stock unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws and (F) it is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act.

By:

Name:
Title:

A-1

Exhibit B

ASSIGNMENT

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the Assignee set forth below all of the rights of the undersigned under the attached Warrant (Certificate No. 1) with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

Dated: ______________________
By:

Name:
Title:

B-1